AMENDMENT NO. 2

TO

PARTICIPATION AGREEMENT

Effective April 12, 2010, The Participation Agreement, (the “Agreement”), dated October 21, 1998 by and among MONY Life Insurance Company of America (“Company”), T. Rowe Price Equity Series, Inc., T. Rowe Price Fixed Income Series, Inc., T. Rowe Price International Series, Inc. and T. Rowe Price International Services, Inc., (collectively, the “Parties”) is hereby amended as follows:

WHEREAS, the Parties wish to enable the Company to offer shares of the portfolios of T. Rowe Price Equity Series, Inc., T. Rowe Price Fixed Income Series, Inc. and T. Rowe Price International Series, Inc. in every Company separate account.

The Parties hereby agree to amend the Agreement by:

1. Schedule	A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached “Schedule A”.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

T. ROWE PRICE EQUITY SERIES, INC.

By:	/s/ David Oestreicher

Name:	David Oestreicher
Title:	Vice President

T. ROWE PRICE FIXED INCOME SERIES, INC.

By:	/s/ David Oestreicher

Name:	David Oestreicher
Title:	Vice President

T. ROWE PRICE INTERNATIONAL SERIES, INC.

By:	/s/ David Oestreicher

Name:	David Oestreicher
Title:	Vice President

MONY LIFE INSURANCE COMPANY OF AMERICA, on behalf of itself and its separate accounts

By:	/s/ Steven M. Joenk

Name:	Steven M. Joenk
Title:	Senior Vice President

T. ROWE PRICE INVESTMENT SERVICES, INC.

By:	/s/ Darrell N. Braman

Name:	Darrell N. Braman
Title:	Vice President

SCHEDULE A

Name of Separate Account	Contracts Funded by Separate Account	Designated Portfolios
MLOA “L”	All Contracts Funded by the Separate Accounts	All Portfolios of T. Rowe Price Equity Series, Inc., T. Rowe Price Fixed Income Series, Inc. and T. Rowe Price International Series, Inc.
MLOA “A”
MLOA “P”

Company shall notify the Underwriter of the addition of any new Portfolios in advance of funding.

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